EXHIBIT 23.2


                          Consent of Independent
Auditors

The Board of Directors and Stockholders of Access Pharmaceuticals, Inc.

We consent to the incorporation by reference of our report dated September 21, 1995, relating to statements of operations, stockholders' equity and cash flows for the period February 24, 1988
(inception) through December 31, 1994 which report appears in the December 31, 1997 annual report on Form
10-K of Access Pharmaceuticals, Inc.


/s/ Smith Anglin & Co.
----------------------
Smith Anglin & Co.
Dallas, Texas
March 27, 1998